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                                                                EXHIBIT (10)(ee)



                           PURCHASE AND SALE AGREEMENT


                                     BETWEEN


                       FIRST UNION REAL ESTATE EQUITY AND
                        MORTGAGE INVESTMENTS, AS SELLER

                                       AND


  NORTHEASTERN SECURITY DEVELOPMENT CORP., A NEW YORK CORPORATION, AS PURCHASER


                       HUNTINGTON GARAGE, CLEVELAND, OHIO



                        EFFECTIVE DATE: OCTOBER 26, 2000
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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made as of this 26th day of October, 2000 (the "Effective Date"), by and between FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS, an Ohio business trust, and NORTHEASTERN SECURITY DEVELOPMENT CORP., a New York corporation.

                                   WITNESSETH:

         In consideration of and upon the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

         1.1 DEFINITIONS. Except as may otherwise be expressly provided herein, and in addition to other defined terms contained herein, the following terms, for all purposes of this Agreement, have the respective meanings set forth below:

             "ASSIGNMENT AND ASSUMPTION OF CONTRACTS" means an assignment in the form of EXHIBIT 5.2(d) attached hereto, to be executed and acknowledged by Seller and Purchaser, pursuant to which Seller assigns to Purchaser, and Purchaser assumes, all of Seller's right, title and interest under the Contracts and the Other Assets, from and after the Closing.

             "ASSIGNMENT AND ASSUMPTION OF GROUND LEASES" means an assignment in the form of EXHIBIT 5.2(b) attached hereto, to be executed and acknowledged by Seller and Purchaser, pursuant to which Seller assigns to Purchaser, and Purchaser assumes, all of Seller's right, title and interest under the Ground Leases from and after the Closing.

             "BALANCE OF THE PURCHASE PRICE" means the Purchase Price (a) less the Deposit (to the extent then held by Escrowee), and (b) plus or minus the net sum of the prorations, allocations, charges, credits, withholdings and other adjustments as provided in this Agreement.

             "BILL OF SALE" means the bill of sale in the form of EXHIBIT 5.2(c) attached hereto, to be executed and delivered by Seller, pursuant to which Seller transfers and assigns, and Purchaser accepts, the right, title and interest of Seller in and to the Personalty owned by Seller and used in connection with the management and operation of the Garage.

             "BROKER" means Eastern Consolidated, New York, New York, and Brandon Wiant Converse, Cleveland, Ohio.

             "BUSINESS DAY" means, collectively, any day other than a Saturday, Sunday or legal holiday in the State of Ohio.

             "CLOSING" means the transfer of title to the Property to Purchaser and the related transactions required by the terms of this Agreement to occur contemporaneously therewith.

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             "CLOSING DATE" means December 22, 2000, provided, however, that
Seller shall have the right and option, in its sole discretion, to extend the Closing Date from December 22, 2000 to January 16, 2001 by written notice given to Purchaser by no later than November 22, 2000, as either such date for Closing may be further extended pursuant to the provisions of Sections 2.4(b), 4.3, 5.1 and 8.3 hereof, or some other date for Closing that is mutually agreed to by the parties.

             "CLOSING DOCUMENTS" means the Seller Closing Documents and the Purchaser Closing Documents without distinction between them.

             "CONFIDENTIAL INFORMATION" means the terms of this Agreement and all information or documentation reviewed or received by Purchaser from Seller and its brokers, employees, agents and contractors in connection with either this Agreement or the Property.

             "CONTRACTS" means all (a) service, maintenance, and repair contracts (excluding recorded documents evidencing the Permitted Exceptions) relating to the Garage and to which Seller is a party that are listed in EXHIBIT C, attached hereto and made a part hereof, and (b) equipment leases to which Seller is a party that are listed in EXHIBIT C, attached hereto, and all rights and options of Seller thereunder, including rights to renew or extend the term or purchase leased equipment, relating to equipment or property located in or upon the Garage and used by Seller in connection therewith.

             "CUTOFF DATE" means 11:59 p.m. on the day preceding the Closing
Date.

             "DAMAGE NOTICE" shall have the meaning set forth in Section 8.1 hereof.

             "DAMAGES" means any and all actual losses, costs, claims, liabilities, damages, obligations, judgments, settlements, awards, offsets, fees and expenses (including, without limitation, reasonable attorneys' fees and expenses), fines, penalties, and charges.

             "DEPOSIT" shall mean the sum of One Million Dollars ($1,000,000), together with any additional amounts deposited with Escrowee pursuant to and in accordance with the provisions of Section 5.1 hereof.

             "DISAPPROVAL NOTICE" means a written notice given by Purchaser identifying any title matter related to the Property which Purchaser disapproves pursuant to Section 4.3.

             "EFFECTIVE DATE" shall have the meaning set forth in the first sentence of this Agreement.

             "EMPLOYEES" means the on-site employees of Seller at the Garage as of the Effective Date.

             "ENVIRONMENTAL LAW" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, or the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), as amended, or any counterpart thereof applicable in the State of Ohio.

             "ESCROWEE" means LandAmerica National Commercial Services, 1300 E. 9th Street, Suite 1201, Cleveland, Ohio 44114, Attention: Deborah
Lawrence-Auten.

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             "ESTOPPEL CERTIFICATES" means estoppel certificates dated no earlier than forty-five (45) days of the Closing Date as to the status of the following described leases, signed by the lessor thereof:

             (a) Boalt Ground Lease

             (b) Lake Ground Lease

             (c) Pugh Ground Lease

such certificates to be in the form required by each such lease, and confirming that the Ground Leases are in full force and effect and have not been modified except as described in Exhibit A, and that Seller, as the lessee thereunder, is not in default of any of the terms, covenants and conditions thereof.

             "FILING DOCUMENTS" shall have the meaning set forth in Section 5.4 hereof.

             "FINAL PRORATION STATEMENT" shall have the meaning set forth in
Section 6.4(b) hereof.

             "GARAGE" means a 1,129 space, 6 level automobile parking garage located on the Real Property and commonly known as the "Huntington Garage", Cleveland, Ohio.

             "GARAGE INFORMATION" means the following existing information that is within Seller's possession or control, or reasonably obtainable by Seller, wherever located, with respect to the Property: structural, mechanical, environmental, geotechnical or other engineering studies, Plans, surveys, summaries, the Contracts, the Ground Leases, and all other contracts, agreements and/or documents relating to the Property.

             "GROUND LEASES" means, collectively, the three ground leases described in Exhibit A hereto, which are sometimes herein referred to respectively as the "Boalt Ground Lease", the "Lake Ground Lease", and the "Pugh Ground Lease".

             "INSURANCE POLICIES" means the liability and property damage insurance policies for the Garage listed in EXHIBIT 7.2 attached hereto.

             "LAWS" means all applicable laws, ordinances, rules, regulations, codes, orders and requirements of any federal, state or local governmental authority, including, without limitation, the Americans With Disabilities Act of 1990 (the "ADA") and regulations promulgated thereunder.

             "LIENS" means any liens and/or security interests that encumber any part of the Real Property, Personalty or Other Assets owned by Seller, including, but not limited to, mortgages, deeds of trust, mechanics, materialmen's, judicial, tax or governmental liens of any nature whatsoever relating to the Real Property, Personalty or Other Assets.

             "MATERIAL CONTRACTS" means any contracts or other agreements that would require performance (in whole or in part) by Purchaser on or after the Closing Date.

             "OTHER ASSETS" means (a) all warranties and guaranties of design, construction, materials, buildings, and improvements comprising the Real Property and claims with respect thereto, if any; (b) all Plans, (to the extent same are owned by Seller and/or are within Seller's possession and/or control);
(c) all warranties with respect to the Personalty, if any; (d) all logos,

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trademarks, trade names, and service marks associated with the Property, but excluding those that are owned by any third party; (e) all telephone numbers and facsimile numbers, if any, designated for the Garage; (f) License granted by letter dated March 10, 1969 from The Union Commerce Bank to Investment Plaza Company authorizing installation of flood lights on the roof of the parking garage building for illumination of the east side of the Investment Plaza Building, a true, correct and complete copy of which is attached hereto and made a part hereof as Exhibit E; (g) License granted by letter dated May 25, 1971 from The Union Commerce Bank to Investment Plaza Company authorizing communications conduit through the garage building from the Investment Plaza Building to the Park (Penton) Plaza Building, a true, correct and complete copy of which is attached hereto and made a part hereof as Exhibit F; (h) License granted by letter dated December 8, 1971 from The Union Commerce Bank to The Penton Publishing Company authorizing the opening and use of a three foot by four foot hole in the wall between the garage building and the Penton Plaza Building and parking space No. 380 on the fourth floor of the garage building, a true, correct and complete copy of which is attached hereto and made a part hereof as Exhibit G; (i) License granted by letter dated March 4, 1974 from The Union Commerce Bank to Consolidated Paint & Varnish Corp. authorizing a vent for an exhaust fan from the premises on the second floor of the Investment Plaza Building into the garage building, a true, correct and complete copy of which is attached hereto and made a part hereof as Exhibit H; (j) such rights as First Union Real Estate Equity and Mortgage Investments has or may have pursuant to and in accordance with the provisions of that certain Agreement dated as of December 31, 1975 by and between The Union Commerce Bank and First Union Real Estate Equity and Mortgage Investments, a true, correct and complete copy of which is attached hereto and made a part hereof as Exhibit I, together with such rights as First Union Real Estate Equity and Mortgage Investments has or may have pursuant to and in accordance with the provisions thereof in and to that certain Agreement dated December 15, 1967 between The Union Commerce Bank and Investment Plaza Company, a true, correct and complete copy of which is attached thereto as Exhibit A; and (k) rights of First Union Real Estate Equity and Mortgage Investments under and by virtue of letter dated December 31, 1975 from The Union Commerce Bank to First Union Real Estate Equity and Mortgage Investments, whereby The Union Commerce Bank agreed that it shall not, from and after the date thereof, "grant to any third party any new rights of access to the tunnel which connects the Union Commerce Building" with the Garage, a true, correct and complete copy of which is attached hereto and made a part hereof as Exhibit J.

             "PARTY" means a party to a Material Contract, other than Seller or its predecessors in title, with respect to the Property.

             "PERMITTED EXCEPTIONS" means (a)(i) all streets and public rights-of way; (ii) all Laws now in effect; (iii) Taxes not due and payable as of the Closing Date; (iv) restrictions, encumbrances, reservations, limitations, conditions, easements, agreements or other matters affecting the Property that are referred to in Exhibit B hereto or in the documents listed therein; (v) matters disclosed by the Survey; and (vi) the Ground Leases; and (b) exceptions to title that are approved or deemed approved by Purchaser pursuant to Section 4.3.

             "PERSON" means a natural person, a partnership, a corporation, a limited liability company, a trust, an unincorporated organization, a government or any department or agency thereof, or any other juridical entity.

             "PERSONALTY" means all equipment, appliances, trade fixtures, machinery, furniture, furnishings, supplies, and other personal property that is
(a) owned by Seller, and (b) located on and used in connection with the operation, ownership or management of the Garage, and/or (c) listed on Exhibit D, attached hereto and made a part hereof.

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             "PLANS" means the drawings and specifications for all buildings and improvements comprising any portion of the Real Property, including, without limitation, the plans and specifications for all existing renovations and improvements to the Garage and all space and common areas therein, to the extent within Seller's possession or control.

             "PROPERTY" means (i) the Real Property, (ii) Other Assets, (iii) the Personalty, and (iv) the Contracts.

             "PURCHASE PRICE" means Twenty-One Million Two Hundred Fifty Thousand Dollars ($21,250,000.00).

             "PURCHASER" means Northeastern Security Development Corp., a New York corporation or its permitted assigns.

             "PURCHASER CLOSING DOCUMENTS" shall have the meaning set forth in
Section 5.3 hereof.

             "REAL PROPERTY" means, collectively, the fee simple estate, leasehold interests, and tunnel easement of Seller (as described in Exhibit A hereto) in and to the lands legally described in Exhibit A hereto, together with all buildings, improvements and fixtures thereon or therein; all privileges, rights, easements, hereditaments, and appurtenances thereunto belonging; and all right, title and interest of Seller in and to any streets, alleys, passages and other rights-of-way included therein or adjacent thereto (before or after the vacation thereof).

             "RENT" means all rents, fees or charges payable to Seller by any tenant or licensee of the Property.

             "SELLER" means First Union Real Estate Equity and Mortgage Investments, an Ohio business trust.

             "SELLER CLOSING DOCUMENTS" shall have the meaning set forth in
Section 5.2 hereof.

             "SURVEY" means the following survey, updated and certified by the surveyor to Seller, Purchaser, Purchaser's lender, and the Title Insurer as of a date not earlier than sixty (60) days prior to the Closing Date: ALTA/ACSM Title Survey prepared by Garrett & Associates, Inc., Cleveland, Ohio, dated December 1, 1993, and last revised October 18, 2000, and bearing No. 93-72 and Map No. 2018-H.

             "TAXES" shall have the meaning set forth in Section 6.1 hereof.

             "TITLE COMMITMENT" means the ALTA Commitment for Title Insurance, effective August 8, 2000 (File No. 99-0342), and endorsed on October 23, 2000 to amend Schedule B, Section 2, items 34 and 35 thereof, heretofore issued by the Title Insurer committing to the issuance of a Title Policy, a complete copy of which has been delivered to Purchaser.

             "TITLE INSURER" means Commonwealth Land Title Insurance Company.

             "TITLE POLICY" means an ALTA Owner's/Leasehold Policy, Form 1992 (Rev. 10-17-92), of Title Insurance issued by Title Insurer for the Real Property in the amount specified in Section 4.1, insuring Purchaser as owner of the fee simple estate, leasehold interests, and tunnel easement comprising the Real Property, subject only to the Permitted Exceptions.

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         1.2 GENDER AND NUMBER. Words of any gender shall include the other gender and the neuter. Whenever the singular is used, the same shall include the plural wherever appropriate, and whenever the plural is used, the same shall also include the singular wherever appropriate. Without limiting the generality of the foregoing, the plural form of any term that is defined in the singular shall mean collectively all items so defined, and the singular form of any term that is defined in the plural shall mean singly each item so defined.

         1.3 REFERENCES. All references in this Agreement to particular sections, subsections or articles shall, unless expressly otherwise provided, or unless the context otherwise requires, be deemed to refer to the specific sections or articles in this Agreement. The words "herein", "hereof", "hereunder", "hereinabove" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or article hereof.

         1.4 ILLUSTRATIVE TERMS. Whenever the word "including", "includes" or any variation thereof is used herein, such term shall be construed as a term of illustration and not a term of limitation. For example, the term "including" shall be deemed to mean "including, without limitation", and the term "includes" shall be deemed to mean "includes, without limitation".

                                    ARTICLE 2
                                AGREEMENT TO SELL

         2.1 AGREEMENT. Upon and subject to the terms and conditions contained in this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property, in as-is physical and environmental condition. SELLER DOES HEREBY DISCLAIM ANY AND ALL WARRANTIES OF HABITABILITY, MERCHANTABILITY AND FITNESS THAT MAY BE DUE FROM SELLER TO PURCHASER, WHETHER IN REGARD TO THE REAL PROPERTY, PERSONALTY, OTHER ASSETS, FIXTURES, OR OTHER PROPERTY TRANSFERRED PURSUANT TO THIS AGREEMENT. THIS SECTION SHALL EXPRESSLY SURVIVE THE CLOSING.

         2.2 PURCHASE PRICE. The Purchase Price for the Property shall be payable as follows:

                  (a) Purchaser has heretofore deposited with Escrowee the Deposit of $1,000,000, by wire transfer of immediately available federal funds, which, together with all interest or other earnings accrued on such sum, shall serve as earnest money for this transaction.

                  (b) Purchaser shall, on the Closing Date, deposit the Balance of the Purchase Price in immediately available "same-day" federal funds wired for credit into the escrow account established by Escrowee for this transaction.

         2.3 DEPOSIT. The Deposit shall be held by Escrowee and shall be invested by Escrowee in short term obligations of the U. S. Treasury. The interest earned on the Deposit shall accrue to the benefit of the party to this Agreement entitled to receive the Deposit pursuant to the terms of this Agreement. The Deposit and all interest thereon (which interest shall belong to Seller and shall not be credited against the Purchase Price) shall be non-refundable to Purchaser and shall be disbursed to Seller except: (i) in the case of Seller's default as set forth in Section 10.1; (ii) in the event Seller is unable to deliver title to the Property to Purchaser in accordance with the terms of this Agreement; or (iii) as otherwise specifically set forth in Section
4.3 and Article 8.

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         2.4 COVENANTS OF SELLER.

                  (a) Seller agrees to request Estoppel Certificates dated after the Effective Date as to the status of the Ground Leases, signed by the respective lessors thereof. Purchaser and its lenders, if any, shall be entitled to rely upon the Estoppel Certificates by their terms, which Estoppel Certificates shall confirm that the Ground Leases are in full force and effect, and have not been modified except as described in Exhibit A, and that Seller, as the lessee thereunder, is not in default of any of the terms, covenants and conditions thereof.

                  (b) Seller agrees to use reasonable efforts to obtain the Estoppel Certificates by the Closing Date; provided, however, that Seller shall have the right to extend the Closing Date for five (5) Business Days to secure said Estoppel Certificates. However, notwithstanding anything to the contrary, Seller's failure to secure the Estoppel Certificates shall not be a default under this Agreement, and shall not entitle Purchaser to damages or other remedy of any nature or description.

                           As used in this Section 2.4(b), the phrase
                           "reasonable efforts" shall mean that Seller shall send the Estoppel Certificates to the lessors thereunder within ten (10) Business Days after the Effective Date, and shall thereafter make at least two telephone calls to each such lessor in an attempt to obtain same. Purchaser shall have the right, but not the obligation, to also contact each such lessor about said Estoppel Certificates, and Seller agrees to provide Purchaser with a list of telephone numbers and contact names for such purpose.

                           Seller and Purchaser each agree to: (i) provide the other with a copy of each Estoppel Certificate that they receive within five (5) Business Days of receipt thereof, and (ii) to exchange status reports on their progress in obtaining Estoppel Certificates on each Monday following the Effective Date.

                  (c) Seller shall obtain any releases of Liens (other than Permitted Exceptions) and shall be obligated to pay any amount and/or to perform any act to obtain same that is otherwise required to be paid and/or performed by Seller under this Agreement.

         2.5 AUTHORITY OF SELLER AND PURCHASER. Within ten (10) days after the Effective Date, (i) Seller shall deliver to Purchaser evidence that is reasonably acceptable to Purchaser that Seller has ratified and approved the transactions provided for under this Agreement, and (ii) Purchaser shall deliver to Seller evidence that is reasonably acceptable to Seller that Purchaser has ratified and approved the transactions provided for under this Agreement.

                                    ARTICLE 3
                            INSPECTIONS BY PURCHASER

         3.1 INDEMNIFICATION BY PURCHASER. Purchaser agrees to repair any damage to the Property caused by the entry of Purchaser or any of Purchaser's agents, employees, contractors and other representatives upon the Property, and Purchaser shall indemnify, defend and hold Seller harmless from and against any and all Damages caused by or resulting from any inspections, surveys, tests, acts or omissions of Purchaser, its agents, employees,

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contractors, and other representatives while at the Property. The provisions of this Section 3.1 shall survive the Closing.

         3.2 LIMITATIONS ON PURCHASER'S INSPECTIONS. Any inspections, tests, studies and/or reviews of the Garage by Purchaser and its agents shall in each case be conducted so as not to unreasonably interfere with any tenant's or licensee's quiet enjoyment of, access to, use of, or business operations in the Garage. Any inspections, tests, studies and/or reviews may be observed by Seller or Seller's agents, including Broker.

         3.3 CONDITION OF PROPERTY. Purchaser acknowledges that neither Seller nor any of its agents, representatives or employees, nor Broker, have made any representation or warranty of any kind or nature concerning the Property other than those representations and warranties of Seller expressly set forth in this Agreement. The provisions of this Section 3.3 shall survive the Closing.

                                    ARTICLE 4
                                TITLE AND SURVEYS

         4.1 TITLE AND SURVEY. Seller has furnished to Purchaser a current Title Commitment relative to the Real Property and copies of matters of record reflected in the Title Commitment, together with a copy of the Survey (to be updated and re-certified) of the Real Property. On the Closing Date, Purchaser shall request delivery of the Title Policy in the insured amount equal to the Purchase Price.

         4.2 LIENS. Seller shall remove at or before Closing all Liens on any of the Property that are not Permitted Exceptions including, without limitation, any delinquent taxes, assessments, interest and penalties thereon that are a Lien on the Real Property. Notwithstanding the foregoing, Seller shall have the right to cure monetary liens from sale proceeds.

         4.3 APPROVAL/DISAPPROVAL OF ADDITIONAL TITLE EXCEPTIONS. Purchaser has the right to approve or disapprove any and all exceptions to title that are not shown or referenced as Permitted Exceptions in the Title Commitment or Survey ("additional title exceptions"), in the exercise of Purchaser's sole discretion, on or before ten (10) Business Days following receipt of notice of such additional title exceptions accompanied by copies of any document or instrument evidencing or referring to such additional title exceptions. If Purchaser disapproves any additional title exceptions, Purchaser shall deliver to Seller a Disapproval Notice. If Purchaser fails to give Seller such Disapproval Notice, Purchaser shall be deemed to have approved such additional title exceptions. With respect to any additional title exceptions referred to in such Disapproval Notice (such additional title exceptions being collectively referred to as "Disapproved Title Matter"), Seller shall notify Purchaser in writing within ten
(10) days after receipt of the Disapproval Notice whether Seller will cause all or any Disapproved Title Matters to be removed or cured at or prior to Closing, and Seller shall be deemed to have elected to remove or cure all Disapproved Title Matters by Closing if Seller does not notify Purchaser to the contrary in writing within such ten (10) day period. If Seller elects not to remove or cure all Disapproved Title Matters, Purchaser may elect, in its sole discretion, by giving written notice to Seller with five (5) Business Days after receipt of Seller's designation of those Disapproved Title Matters, if any, that Seller will not cause to be removed or cured at or prior to Closing, either: (a) (subject to satisfaction of the other conditions to Closing) to close the purchase of the Property and take title to the Property subject to the Disapproved Title Matter (s) that Seller elects not to remove or cure, or (b) to terminate this Agreement, in which event the Deposit shall be returned to Purchaser. If Purchaser does not give such written notice within said five-day period, it shall be deemed to have elected the option in clause (b). Seller shall have thirty

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(30) days (following its said election) to remove or cure any Disapproved Title
Matters that it has elected to remove or cure, subject to extensions of such thirty (30)-day period as Seller may request and Purchaser, in its sole discretion, may elect to grant to Seller. The Closing Date shall be extended as necessary to permit the parties to exercise their respective rights and obligations pursuant to this Section 4.3. Notwithstanding anything contained herein to the contrary, under no circumstances may Seller refuse to cure or remove a Disapproved Title Matter which can be cured by the payment of money.

         4.4 PURCHASER'S OPTIONS. If any Disapproved Title Matters that Seller has elected to remove or cure have not been removed at or prior to Closing (as same may be extended pursuant to Section 4.3 hereof), or provision for their removal or cure by Closing has not been made to Purchaser's satisfaction, Purchaser may elect, in its sole discretion: (a) (subject to satisfaction of the other conditions to Closing) to close the purchase of the Property and take title to the Property subject to any Disapproved Title Matters that have not been cured or removed at or before Closing, or (b) to terminate this Agreement, in which event the Deposit shall be returned to Purchaser.

         4.5 ESCROW AND TITLE COSTS. Title insurance, survey and escrow charges, transfer taxes and other closing costs shall be paid as follows, except as otherwise expressly provided in this Agreement:

                  (a) All real property transfer taxes, excise taxes, documentary stamps and other taxes, fees or charges imposed in connection with the conveyance of the Property, the cost of the Survey, and the fees charged by Escrowee or its agents, if any, shall be divided equally between Seller and Purchaser.

                  (b) Purchaser shall pay all title examination (including special tax searches) and title commitment costs, the premium cost for the Title Policy, the cost of any endorsements to the Title Policy requested by Purchaser and/or any lender, and all fees, costs and expenses associated with obtaining and consummating any mortgage loan obtained by Purchaser.

                  (c) Seller shall pay any recording fees or charges with respect to any instruments recorded in order to eliminate Liens (except Permitted Exceptions) or Disapproved Title Matters, but otherwise the payment of any other recording fees or charges with respect to the transfer of the Property to Purchaser shall be divided equally between Seller and Purchaser.

                  (d) At the Closing, and in addition to the delivery of any required Closing Documents, Seller and Purchaser shall execute, acknowledge and deliver such returns, questionnaires, certificates, affidavits, declarations and other documents that may be required in connection with the payment of transfer taxes, sales taxes, mortgage taxes, and other taxes, fees or charges imposed by any governmental authority in connection with the transactions contemplated hereby.

                                    ARTICLE 5
                                     CLOSING

         5.1 CLOSING. Provided all conditions set forth in Sections 9.1 and 9.2 hereof have been either satisfied or waived, the Closing shall take place on the Closing Date at the office of

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Arter & Hadden LLP in Cleveland, Ohio, or such other date or place as the parties shall agree; provided, however, that either party shall have the right to close by depositing its Closing Documents and funds due from it in escrow with the Escrowee, and in such case it shall not be required to attend the Closing.

         5.2 SELLER CLOSING DOCUMENTS. On or before the Closing Date, or, if a deadline is specified below, by such deadline, and as a condition to Purchaser's obligation to pay the Balance of the Purchase Price, Seller shall deliver, directly to Purchaser or to Escrowee, as is specified in Section 5.4 hereof, the number of executed original counterparts specified below of each of the following documents with respect to the Garage (the "Seller Closing Documents"):

                  (a) One counterpart of the Limited Warranty Deed transferring to Purchaser fee simple title to the Real Property in the form attached as EXHIBIT 5.2(a).

                  (b) Four (4) counterparts of the Assignment and Assumption of Ground Leases.

                  (c)      Four (4) counterparts of the Bill of Sale.

                  (d)      Intentionally omitted.

                  (e) Four (4) counterparts of the Assignment and Assumption of Contracts.

                  (f)      Intentionally omitted.

                  (g)      Intentionally omitted.

                  (h)      A FIRPTA affidavit, executed by Seller.

                  (i) Four (4) counterparts of written notices (i) to tenants or licensees advising such tenants or licensees of the change of ownership and directing them to pay Rent for all periods from and after the Closing Date as directed by Purchaser; and (ii) a general notice to any party to the Contracts assigned to Purchaser advising of the transfer and assignment of Seller's interest in the Contracts to Purchaser and Purchaser's assumption thereof and directing that future inquiries be made directly to Purchaser.

                   (j) Not later than seven (7) Business Days before the Closing Date, a resolution of Seller, certified by its secretary or an assistant secretary, authorizing the execution and delivery of this Agreement, the Seller Closing Documents and the consummation of the transactions contemplated by this Agreement, that is satisfactory to Purchaser and Title Insurer.

                  (k) Not later than seven (7) Business Days before the Closing Date, a certificate of the secretary or an assistant secretary of Seller as to its governing documents (i.e., declaration of trust, bylaws and amendments thereto, certificate of existence and good standing, etc.) and the incumbency and authority of the Persons executing and delivering this Agreement and the Seller Closing Documents on behalf of Seller.

                  (l) Subject to the provisions of Section 2.4(b) hereof, the Estoppel Certificates.

                  (m) An "owner's affidavit" relative to mechanics liens, addressed to and otherwise in form acceptable to the Title Insurer.

                  (n) Such other documents, instruments or agreements as Seller may reasonably be required to execute and/or deliver on or prior to Closing pursuant to any provision of this Agreement, or as may reasonably be required by the Title Insurer.

                  In addition, at or prior to Closing, Seller shall also deliver to, or at the direction of, Purchaser all keys, security codes, files, books, records, files, surveys, plans, specifications, and other written information or documents relating to the Property in Seller's possession and control.

         5.3 PURCHASER CLOSING DOCUMENTS. On or before the Closing Date, or, if a deadline is specified below, by such deadline, Purchaser shall deliver, directly to Seller or to Escrowee, as is specified in Section 5.4 hereof, the number of executed original counterparts specified below of each of the following documents with respect to the Garage (the "Purchaser Closing Documents"):

                  (a) Four (4) counterparts of the Assignment and Assumption of Ground Leases.

                  (b)      Four (4) counterparts of the Bill of Sale.

                  (c)      Intentionally omitted.

                  (d) Four (4) counterparts of the Assignment and Assumption of Contracts.

                  (e)      Intentionally omitted.

                  (f) Not later than seven (7) Business Days before the Closing Date, a resolution of the board of directors of Purchaser, certified by its Secretary (or, if this Agreement is transferred to a limited liability company pursuant to and in accordance with the provisions of Section 14.9 hereof, the unanimous written consent of all members of such limited liability company or the equivalent), authorizing the execution and delivery of this Agreement, the Purchaser Closing Documents and the consummation of the transactions contemplated by this Agreement, that is satisfactory to Seller and Title Insurer.

                  (g) Not later than seven (7) Business Days before the Closing Date, a certificate of the secretary of Purchaser as to its articles of incorporation, by-laws and the incumbency and authority of the Persons (or, if this Agreement is transferred to a limited liability company pursuant to and in accordance with the provisions of Section 14.9 hereof, the certificate of the duly authorized manager thereof (whose identity and power to so act shall be substantiated by all members thereof) as to the certificate of formation, operating agreement and any other formation documents of such company, and the identity and authority of such manager) of

                           Purchaser executing and delivering this Agreement and the Purchaser Closing Documents on behalf of Purchaser.

                  (h) Such other documents, instruments or agreements as Purchaser may reasonably be required to execute and/or deliver on or prior to Closing pursuant to any provision of this Agreement.

         5.4 OCCURRENCE OF CLOSING. Seller shall deposit with Escrowee the Limited Warranty Deed, and Seller and Purchaser shall deposit jointly with Escrowee counterpart executed copies of the Assignment and Assumption of Ground Leases, and any documentation to be filed with any governmental office (the "Filing Documents"), accompanied by joint filing instructions setting forth the order of recording. The Closing shall be deemed to have occurred upon the completion of the following:

                  (a)      Delivery of the Filing Documents to Escrowee.

                  (b) Delivery of the other Seller Closing Documents to Purchaser and of the other Purchaser Closing Documents to Seller; or the written acknowledgment of Escrowee that it holds all such documents and the unconditional and irrevocable written commitment of Escrowee to effect such delivery on the Closing Date.

                  (c) Seller's receipt of the full Purchase Price, less prorations, costs and expenses properly chargeable to Seller hereunder.

                  (d) Issuance of the Title Policy to Purchaser in strict accordance with the provisions of this Agreement or the irrevocable commitment of Title Insurer to so issue the Title Policy.

         5.5 CLOSING COSTS. Closing costs shall be paid in accordance with the provisions of Section 4.5 hereof.

                                    ARTICLE 6
                           APPORTIONMENTS AND PAYMENTS

         6.1 PRORATIONS. The following items pertaining to the Property shall be prorated or credited as of the Cutoff Date, and appropriate adjustments made to the Purchase Price on the Closing Date or at the times and in the manner set forth below:

                  (a) RENT. Seller shall be entitled to receive and retain all Rent which is attributable to any period preceding the Closing Date.

                  (b) TAXES. Real estate taxes and assessments, both general and special, against or encumbering the Property ("Taxes") shall be prorated on a fiscal tax year basis as of the Closing Date on the basis of the most recent ascertainable amounts of each such items, and the net credit to Purchaser shall be applied against the Purchase Price on the Closing Date. Seller shall have no right to participate in or settle any controversies or proceedings regarding Taxes which are attributable to periods subsequent to the Closing Date, but shall be entitled to receive and retain any and all refunds, reductions and settlements with respect to Taxes which are attributable to periods preceding the Closing Date.

                  (c) CONTRACTS. Purchaser shall be entitled to a credit against the Purchase Price for sums that are due (or accrued) and unpaid as of the Closing Date under any Contracts relating to the Property, and Seller shall be entitled to a credit to the extent that sums have been paid under any Contracts for services to be performed or goods to be delivered after the Closing Date.

                  (d) OTHER ITEMS OF INCOME OR EXPENSE. All other items of income or expense, whether Rent, rental under the Ground Leases, utilities, or other items, shall be prorated between the parties hereto as of the Closing Date. Except with respect to expense items prorated as of and on the Closing Date, Seller shall be responsible for payment of any and all bills or charges incurred prior to the Closing Date for work, services, supplies or materials, and Purchaser shall be responsible for payment of any and all bills or charges incurred on or after the Closing Date for work, services, supplies or materials.

         6.2 ADJUSTMENTS. All prepaid Rent shall be paid or credited by Seller to Purchaser on the Closing Date.

         6.3 COLLECTIONS AND APPLICATION OF PAYMENTS AFTER CLOSING. After the Closing Date, Purchaser shall bill all Rent, including amounts accruing after the Closing Date but prior to the last day of the month in which the Closing occurs. Purchaser shall prepare all financial statements and data relating to the billing of such Rent, and Seller shall cooperate and assist Purchaser in preparing same as may be reasonably required and requested by Purchaser. Any Rent with respect to which Seller is entitled to receive a share under this Agreement, which is due but unpaid as of the Closing Date and which is not paid within sixty (60) days after the due date, is collectively herein called "Delinquent Amounts". Notwithstanding the foregoing, rental and other payments received by Purchaser or Seller shall be applied (a) first, towards the payment of Rent attributable to the calendar month in which the Closing Date occurs, (b) second, towards the payment of Rent attributable to periods after the Closing Date, and (c) third, towards the payment of Delinquent Amounts. Purchaser may not waive any Delinquent Amounts nor reduce amounts or charges owed for any period in which Seller is entitled to receive a share of charges or amounts, without first obtaining Seller's written consent. Seller shall have and reserves the right to pursue any remedy relative to Delinquent Amounts provided that (i) Seller shall notify Purchaser of its intent to institute any legal proceeding relating thereto not less than ten (10) Business Days prior to the institution thereof, and (ii) Seller shall not take any action which would terminate or dispossess any tenant or licensee or which would limit Purchaser's rights to pursue any remedy Purchaser may have for a default. Purchaser may, by written notice to Seller within ten (10) Business Days of receipt of Seller's notice, restrict Seller from collecting such Delinquent Amounts, but only if Purchaser first pays Seller such Delinquent Amounts in exchange for Seller's assignment to Purchaser of all Seller's rights and causes of action with respect thereto. If a tenant or licensee no longer uses or occupies a parking space in the Property, Seller shall retain all rights relating to Delinquent Amounts and shall have the unrestricted right to pursue any and all remedies relative thereto.

         6.4 CLOSING AND FINAL PRORATION STATEMENTS. In connection with the foregoing prorations and adjustments, Seller and Purchaser shall prepare or cause to be prepared, the following statements:

                  (a) CLOSING PRORATION STATEMENT. Seller shall prepare and deliver on the Closing Date a proration statement in reasonable detail showing each item prorated, allocated or adjusted in accordance with this Article 6, in such form as fairly reflects such prorations, allocations and adjustments to the reasonable satisfaction of Purchaser and Seller (the "Closing Proration Statement"). If an item is not known as of the Closing, such item shall be prorated based on a reasonable estimate thereof, subject to final proration as provided below.

                  (b) FINAL PRORATION STATEMENT. On or before March 31, 2001, Purchaser shall submit to Seller a final proration statement consistent with the form of the Closing Proration Statement, prepared as of the Cutoff Date but employing information available as of March 31, 2001 and certified by an officer of Purchaser as being accurate and complete and in accordance with the provisions of this Article 6, and to correctly present the final prorations and adjustments to be made in accordance with the requirements of this Article 6, and as to any amounts for which final information is not available as March 31, 2001, employing an estimate agreed to by Purchaser and Seller in their reasonable judgment (the "Final Proration Statement"). Upon issuance of the Final Proration Statement, the parties shall make such final proration payments as are thereby indicated to be due. Following Seller's receipt of the Final Proration Statement, Purchaser agrees to allow Seller, its accountants and representatives, to audit, inspect and copy those books and records in the possession and control of Purchaser which relate to the Final Proration Statement for a period of six
                           (6) months following issuance thereof, at the place or places where they are then regularly maintained, during regular business hours and upon reasonable prior notice to Purchaser, and to discuss the subject matter thereof with Purchaser's employees and accountants. Purchaser agrees to retain such books and records for six (6) months following issuance of the Final Proration Statement, and in the event of an examination thereof that is commenced during such period by Seller, then for such additional period as is reasonably necessary to permit completion thereof and the resolution of any dispute in connection therewith.

                                    ARTICLE 7
                  ADDITIONAL AGREEMENTS OF SELLER AND PURCHASER

         7.1 CONDUCT OF BUSINESS PRIOR TO CLOSING DATE. Prior to Closing, Seller covenants and agrees as follows:

                  (a) Seller shall comply with (or cause to be complied with) all of the Ground Leases, all Contracts and any other agreements, instruments and easements applicable to the Property and, subject to the provisions of Article 6, pay (or cause to be paid) all taxes, assessments, utility charges and other operating costs and expenses relating to the Garage as and when due.

                  (b) Nothing contained herein shall restrict Seller from entering into parking licenses or contracts on a month-to-month (or shorter-term) basis at rates in excess of those in effect on the Effective Date.

                           Seller shall have the right at any time prior to Closing to exercise any or all of its legal remedies against any tenant or licensee who is in default.

                  (c) Seller shall operate and manage (or cause to be operated and managed) the Garage in the ordinary course of business in accordance with Seller's past practice, but subject to the terms of this Agreement, and in accordance with all applicable permits, licenses, and Laws, maintain in full force and effect through the Closing Date all material licenses, all permits (including, without limitation, all building permits and occupancy permits) such that on the Closing Date, the Garage shall be in at least as good a state of condition and repair as on the Effective Date, reasonable wear and tear and damage by fire or other casualty excepted, subject to the provisions of
                           Article 8.

                  (d) Except with Purchaser's prior written consent, which may be withheld for any or no reason, Seller shall not enter into any Material Contracts that will be an obligation affecting Purchaser subsequent to Closing, except for arms-length, market rate contracts with unaffiliated parties in the ordinary course of business that can be terminated upon not more than thirty (30) days notice.

                  (e) Except with Purchaser's prior written consent, which may be withheld for any or no reason, and except for bonuses paid, if any, by Seller to Employees in an effort to retain their employment through the Closing Date, Seller shall not, (i) enter into any contract of employment with any Employee; (ii) grant any increases in the rates of pay, salaries, or other compensation of any Employees or any increase in the other benefits to which such Employees are presently entitled, other than scheduled increases for management employees consistent with Seller's compensation policies, and regular wage increases for employees paid on an hourly basis made in the ordinary course of business, as required by law and/or consistent with prior practice; or (iii) defer any portion of the compensation that would have been paid in the ordinary course of business.

         7.2 INSURANCE POLICIES. Seller agrees to maintain or cause to be maintained the Insurance Policies in effect through the Closing Date. Purchaser shall secure its own insurance with respect to the Property and Seller shall have the right to terminate the Insurance Policies effective on the Closing Date. Any unearned premiums and the unabsorbed portions of any deposits with respect to the Insurance Policies shall belong solely to Seller.

         7.3 EMPLOYEES. Effective as of the Closing Date, Seller shall terminate the Employees.

         7.4 POSSESSION. Seller shall deliver possession of the Property to Purchaser upon the completion of the Closing, subject to the Permitted Exceptions.

         7.5 MANAGEMENT INFORMATION SYSTEMS. Purchaser agrees that Seller shall retain all computer disks, databases, programs and software licenses used by Seller with respect to the Garage.

                                    ARTICLE 8
                      DAMAGE OR DESTRUCTION - CONDEMNATION

         8.1 NOTICE. In the event of any damage to or destruction or condemnation of any portion of the Property prior to Closing (other than de minimis damage thereto, destruction thereof, or condemnation thereof), Seller shall send written notice thereof to Purchaser within five (5) days after the date of the occurrence thereof. In the event of any damage to or destruction or condemnation of any portion of the Property prior to Closing that Seller reasonably believes would require repairs at a cost in excess of Three Million Dollars ($3,000,000.00), Seller shall send written notice to Purchaser of such occurrence within five (5) days after the date of such occurrence (the "Damage Notice"). Not later than fifteen (15) days after Seller's delivery to Purchaser of the Damage Notice, Purchaser shall determine, and shall notify Seller in writing, whether a Material Part of the Property has been damaged, or whether such taking or threatened taking has affected or will affect a Material Part of the Property. For purposes of this Article 8, Purchaser may determine that a "Material Part" of the Property has been damaged or taken if (a) in the case of damage to or destruction of any portion of the Property, the estimated cost of repairing the damage (whether or not insured) will, in Purchaser's reasonable judgment equal or exceed Three Million Dollars ($3,000,000.00), or (b) in the case of a taking or threatened taking pursuant to the power of eminent domain, the value of the Property is or will, in Purchaser's reasonable judgment, be reduced by Three Million Dollars ($3,000,000.00) or more.

                  (a) If Purchaser determines that a Material Part of the Property has been damaged, or that a Material Part of the Property has been or will be affected by the taking or threatened taking, Purchaser may elect, by written notice delivered to Seller within fifteen
                           (15) days after giving Seller notice of such determination, to terminate this Agreement, in which event the Deposit shall be returned to Purchaser;

                  (b) In the case of damage to a Material Part of the Property, if Purchaser does not elect to terminate this Agreement in the manner and within the time aforesaid, Seller shall (i) deliver to Purchaser at Closing all insurance proceeds received on account of such damage, and (ii) assign to Purchaser at Closing its right to recover under any insurance policies covering such damage, and (iii) pay to Purchaser the amount of any deductibles or self-insured amounts; provided, however, that the foregoing delivery, assignment, and payment of insurance policy rights and proceeds shall not include those relating to business interruption or rent loss for the period prior to Closing; and

                  (c) In the case of a threatened or actual taking of a Material Part of the Property, if Purchaser does not elect to terminate this Agreement in the manner and within the time aforesaid, Seller shall (i) pay and deliver to Purchaser at Closing all condemnation awards and other proceeds received in connection with the taking, and (ii) assign to Purchaser at Closing Seller's entire right, title and interest in and to all awards and other proceeds connected with the taking; provided, however, that the foregoing payment, delivery and payment of proceeds and awards shall not include those relating to revenue from the Garage for the period prior to Closing.

         8.2 NON-MATERIAL DAMAGE. If the Garage suffers damage to other than a Material Part, the Closing Date shall not be extended, and Seller shall (i) deliver to Purchaser at Closing all insurance or condemnation proceeds received on account of such damage or taking (other than those relating to business interruption, rent loss and revenue for the period prior to the Closing) and (ii) assign to Purchaser at Closing Seller's right to recover such insurance or condemnation proceeds, and
(iii) pay to Purchaser the amount of any deductibles or self-insured amounts.

         8.3 LOSS ADJUSTMENTS. The Closing Date shall be extended as necessary to permit Purchaser and Seller to exercise their rights within the time periods set forth in this Article 8. In connection with any claim with respect to insurance or condemnation proceeds pursuant to this Article 8, Seller shall not settle or approve settlement of any claim without Purchaser's prior written consent, which consent shall not be unreasonably withheld or delayed, and Purchaser and Seller shall fully cooperate with each other in prosecuting diligently the recovery of any such claim(s).

                                    ARTICLE 9
                              CONDITIONS TO CLOSING

         9.1 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller under this Agreement are subject to satisfaction on or prior to the Closing Date of the conditions set forth in this Section 9.1. Each such condition is solely for the benefit of Seller and may be waived in whole or in part by Seller in its sole discretion by written notice to Purchaser:

                  (a) Purchaser has performed and complied with all of its obligations under this Agreement that are to be performed or complied with by Purchaser prior to or on the Closing Date.

                  (b)      Intentionally Omitted.

                  (c) Neither Purchaser nor Seller, as the case may be, has terminated this Agreement pursuant to any right of termination set forth herein.

                  (d) Purchaser has delivered the Purchaser Closing Documents and paid the Balance of the Purchase Price to Seller.

                  (e) On or prior to the Closing Date: (i) Purchaser shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, (ii) Purchaser shall not have admitted in writing an inability to pay its debts as they mature, (iii) Purchaser shall not have made a general assignment for the benefit of creditors, (iv) Purchaser shall not have been adjudicated bankrupt or insolvent, or had a petition for reorganization granted with respect to Purchaser, or (v) Purchaser shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, canceled or terminated prior to the Closing Date.

                  (f) Purchaser shall have delivered evidence to Seller of its ratification and approval of its purchase of the Property, and Seller shall have ratified and approved the sale of the Property, all pursuant to and in accordance with the provisions of Section 2.5 hereof.

                  (g) The Title Insurer shall issue the Title Policy pursuant to and in strict accordance with the provisions of this Agreement.

         9.2 CONDITIONS TO PURCHASER'S OBLIGATIONS. The obligations of Purchaser under this Agreement are subject to satisfaction on or prior to the Closing Date of the conditions set forth in this Section 9.2. Each such condition is solely for the benefit of Purchaser and may be waived in whole or in part by Purchaser in its sole discretion by written notice to Seller:

                  (a) Seller has performed and complied with all of its obligations under this Agreement that are to be performed or complied with by Seller prior to or on the Closing Date.

                  (b) Neither Purchaser nor Seller, as the case may be, shall have terminated this Agreement pursuant to any right of termination set forth herein.

                  (c) Seller shall have delivered the Seller Closing Documents and the Estoppel Certificates; provided, however, that if all Estoppel Certificates, containing the information and confirming the matters required by this Agreement, are not delivered on the Closing Date, Purchaser agrees that Seller shall, in lieu of providing Estoppel Certificates from the lessors under the Ground Leases, have the right and option, in its discretion, to (i) itself execute and deliver to Purchaser such missing Estoppel Certificates and (ii) furnish a certificate of Key Trust Company, N.A. ("Key Trust"), as rental collection agent for the lessors under the Ground Leases, to the effect that, to Key Trust's knowledge, all ground rental has been paid by Seller under the Ground Leases in a timely manner and no ground rental remains unpaid, and Purchaser agrees to accept same in the same manner and with like effect as though the missing Estoppel Certificates were executed by the lessor(s) under the Ground Leases (as the case may be).

                  (d) On or prior to the Closing Date: (i) Seller shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, (ii) Seller shall not have admitted in writing an inability to pay its debts as they mature, (iii) Seller shall not have made a general assignment for the benefit of creditors, (iv) Seller shall not have been adjudicated bankrupt or insolvent, or had a petition for reorganization granted with respect to Seller, or (v) Seller shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, canceled or terminated prior to the Closing Date.

                  (e) The Title Insurer shall be irrevocably bound to issue the Title Policy pursuant to and in strict accordance with the provisions of this Agreement.

                  (f) The representation set forth in Section 13.1(d) of this Agreement shall be true and correct at and as of the Closing Date as though such representation was made at and as of the Closing Date.

         9.3 FAILURE OF CONDITIONS - DEPOSIT. If any of the conditions to the obligations of (a) Seller under Sections 9.1(f) (as to only the approval of Seller), and (g) (but only if the Title Insurer will not issue the Title Policy because of the acts or omissions of Seller, or if Seller, through no fault of Purchaser, is otherwise unable to convey the Property subject only to the Permitted Exceptions), or (b) Purchaser under Sections 9.2(a), (c), (d), (e) (but only if the Title Insurer will not issue the Title Policy because of the acts or omissions of Seller, or if Seller through no fault of Purchaser, is otherwise unable to convey the Property subject only to the Permitted Exceptions) and (f) are not satisfied or waived by such party on or prior to the Closing Date, then the Deposit shall be promptly returned to Purchaser and this Agreement shall thereupon be null and void and of no further force or effect.

                                   ARTICLE 10
                                     DEFAULT

         10.1 SELLER'S DEFAULT. If Seller shall fail to observe and/or perform any of its obligations hereunder, and if such failure is not cured within ten
(10) days after written notice to Seller specifying such failure, Purchaser shall have the right to elect as its sole and exclusive remedy either to (a) proceed to Closing without any reduction or abatement of the Purchase Price and without any claim against Seller with respect to such failure, or (b) terminate this Agreement, in which event the Deposit shall be promptly returned to Purchaser, together with the amounts paid to third parties by Purchaser in connection with its negotiation of this Agreement, any activities on the Property, its activities in procuring financing for the transaction provided for in this Agreement, and in preparing for Closing hereunder, evidence of which that is reasonably satisfactory to Seller to be provided promptly to Seller upon written request as a condition to payment therefor. In addition to the foregoing amounts, if the conditions to Seller's obligations set forth in Section 9.1 are met and thereafter Seller refuses to complete the transactions provided for in this Agreement, and in lieu of (or in addition to) refinancing the Property, Seller thereafter sells, conveys and transfers all or substantially all of the Property to a third party within one hundred eighty (180) days after the Closing Date for a gross consideration in excess of the Purchase Price (an "Alternate Sale"), then in addition to the return of the Deposit and payment of the aforesaid amounts. Seller also agrees to pay to Purchaser the positive difference between the Purchase Price and the gross consideration paid to Seller by such third party for such Property. The amounts payable to Purchaser under this Section 10.1 are herein collectively referred to as "Purchaser's Damages".

                  Purchaser covenants and agrees not to seek or attempt to seek any remedies for Seller's default other than those specifically provided to Purchaser herein, including specific performance or any other equitable remedies, and shall not have the right to file any notice of lis pendens, all such rights and remedies being hereby waived.

                  Notwithstanding anything to the contrary, if (i) Purchaser sues Seller with respect to an Alternate Sale and, after any final appeals or determination, does not obtain an order or judgment against Seller, or (ii) if Purchaser breaches the provisions of the immediately preceding paragraph above, then Seller's remedies with respect to either (i) or (ii) (but no others) shall not be limited by the provisions of Sections 10.2 and 10.3 hereof.

         10.2 PURCHASER'S DEFAULT. If Purchaser shall fail to observe and/or perform any of its obligations hereunder including, without limitation, Purchaser's failure to close due to insufficient funds, and if such default is not cured within ten (10) days after written notice to Purchaser specifying such default, Seller shall have the right at its election and as its sole and exclusive remedy either to: (a) waive such default and proceed to Closing notwithstanding such default by Purchaser, or (b) terminate this Agreement, in which event the Deposit shall be promptly paid to Seller as full and complete liquidated damages (and not as a penalty or forfeiture) in lieu of any and all other legal and equitable rights and remedies that Seller may have hereunder or at law or in equity, and neither party shall thereupon have any claims against or liability to the other hereunder or otherwise.

         10.3 LIQUIDATED DAMAGES.

                  (a) Purchaser and Seller acknowledge that, in the event that Purchaser shall fail or refuse to perform its obligation to close the purchase and sale contemplated by this Agreement after expiration of the applicable notice and cure periods, Seller will suffer damages. The exact amount of such damages are and will be difficult to ascertain with certainty, and, accordingly, Purchaser and Seller agree that the Deposit shall constitute liquidated damages for Purchaser's default in its obligations to close the purchase and sale contemplated by this Agreement after expiration of the applicable notice and cure periods. Notwithstanding that Seller's actual damages would be uncertain and difficult to ascertain, Purchaser and Seller agree that the Deposit is reasonable and bears a relationship to the damages that Seller might sustain in the event of Purchaser's default under this Agreement. Purchaser and Seller agree that the Deposit is not intended to be, and in no event should be construed to be, a penalty, but is intended as fixed damages agreed to by the parties as settlement of damages in advance. Seller hereby agrees that its receipt of the Deposit in the event of Purchaser's failure or refusal to perform its obligation to close under this Agreement is the sole and exclusive right or remedy that Seller has, or may be entitled to exercise or pursue, against Purchaser, whether at law or in equity, as to such failure or refusal.

                  (b) Purchaser and Seller acknowledge that, in the event that Seller shall fail or default in its obligation to close the purchase and sale contemplated by this Agreement after expiration of the applicable notice and cure periods, Purchaser will suffer damages. The exact amount of such damages are and will be difficult to ascertain with certainty, and, accordingly Purchaser and Seller agree that the Purchaser's Damages shall constitute liquidated damages for Seller's default in its obligations to close the purchase and sale contemplated by this Agreement after expiration of the applicable notice and cure periods. Notwithstanding that Purchaser's actual damages would be uncertain and difficult to ascertain, Purchaser and Seller agree that Purchaser's Damages are reasonable and bear a relationship to the damages that Purchaser might sustain in the event of Seller's default under this Agreement. Purchaser and Seller agree that Purchaser's Damages are not intended to be, and in no event should be construed to be, a penalty, but are intended as fixed damages agreed to by the parties as settlement of damages in advance. Purchaser hereby agrees that its receipt of Purchaser' Damages in the event of Seller's failure or default in its obligation to close under this Agreement is the sole and exclusive right or remedy that Purchaser has, or may be entitled to exercise or pursue, against Seller, whether at law or in equity, as to such failure or default.

         10.4 CLOSING IS A WAIVER.

                  (a) In the event that Closing shall actually occur, then the occurrence of such Closing shall be deemed a complete waiver by Purchaser of all of its rights to make any claim for Seller's failure to observe and/or perform any of its obligations under this Agreement that are required to be observed and/or performed prior to or on the Closing Date.

                  (b) In the event that Closing shall actually occur, then the occurrence of such Closing shall be deemed a complete waiver by Seller of all of its rights to make any claim for Purchaser's failure to observe and/or perform any of its obligations under this Agreement that are required to be observed and/or performed prior to or on the Closing Date.

                                   ARTICLE 11
                              BROKERAGE COMMISSIONS

                  Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction other than Broker, and no other person initiated or participated in the negotiation of this Agreement or showed the Property to Purchaser, and to the knowledge of Seller and Purchaser, except for any obligations to Broker, there are no real estate brokerage commissions, finder's fees, or other similar fees due any person or entity on account of or as a result of this transaction, except as set forth herein. Seller and Purchaser each agree to indemnify, defend and hold the other harmless from and against any loss, cost, liability, damage or expense suffered or incurred by the other party as a result of a claim or claims for brokerage commissions, finder's fees or other similar fees from any Person that is based on the act or omission of the party in breach of the above warranty. Seller shall pay all commissions, finder's fees or other similar expenses or fees of the Broker upon transfer of title to the Property, in full satisfaction of all obligations to Broker hereunder or otherwise.

                                   ARTICLE 12
                                     NOTICES

         12.1 NOTICES. Any notice, request, demand, instruction or other document or communication to be given or served hereunder or under any document or instrument executed pursuant hereto shall be in writing and shall be deemed to be delivered: (a) upon personal delivery to and receipt by the person to whom delivered (including, without limitation, delivery to and/or receipt by confirmed telecopy), or (b) four (4) days after deposit in United States registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) Business Day after deposit with a nationally recognized overnight express courier for next day delivery, in each case addressed to the parties at their respective addresses (or telecopy numbers, as applicable) set forth below:

         If to Seller:              First Union Real Estate Equity and
                                    Mortgage Investments
                                    551 Fifth Avenue, Suite 1416
                                    New York, New York  10136
                                    Attention:  David Schonberger
                                    Telecopy No.:  (212) 905-1102

         With a simultaneous        First Union Real Estate Equity and Mortgage
         copy to:                   Investments
                                    55 Public Square, Suite 1111
                                    Cleveland, Ohio  44113
                                    Attention:  Don Craven
                                    Telecopy No: (216) 621-4038


         And with a simultaneous    Arter & Hadden LLP
         copy to:                   1100 Huntington Building
                                    925 Euclid Avenue
                                    Cleveland, Ohio  44115
                                    Attention:   Daniel K. Wright, II
                                                 Lee A. Chilcote
                                    Telecopy No.:  (216) 696-2645

         If to Purchaser:           Northeastern Security Development Corp.
                                    c/o Armand Lasky
                                    336 Atlantic Avenue, 3rd Floor
                                    East Rockaway, New York  11518
                                    Telecopy No.:  (516) 569-7423


         With a simultaneous        Jehoshua Graff
         copy to:                   Sukenik Segal & Graff, P.C.
                                    417 Fifth Avenue
                                    New York, New York  10016
                                    Telecopy No.:  (212) 481-5520

Any such notice, request, demand, instruction or other document or communication will be deemed delivered if given or served as hereinabove provided by one of the attorneys for parties to this Agreement.

         12.2 CHANGE OF ADDRESS. A party may change its address and telecopy number for receipt of notices by service of a notice of such change in accordance herewith.

                                   ARTICLE 13
                            SELLER'S REPRESENTATIONS

         13.1 SELLER'S REPRESENTATIONS. Seller represents to Purchaser that, to Seller's knowledge, as of the Effective Date:

                  (a) Contracts. Exhibit C is a true, correct and complete list of all Contracts, true, correct and complete copies of which have been delivered to Purchaser.

                  (b) Personalty. Exhibit D is a true, correct and complete list of all Personalty.

                  (c) Compliance with Law. Except as described or referred to in the Property Condition Report and the Phase I Environmental Site Assessment, each prepared for Paine Webber Real Estate Securities by National Assessment Corporation, bearing respectively Project Nos. 00-2480.5 and 00-2480.1, and heretofore furnished to Purchaser, Seller has not received any notices from any governmental entities or agencies alleging that any Property does not comply with Laws (including Environmental Law) in any material respect that remain uncured.

                  (d)      Employees.  Seller has no Employees.

                  (e) Condemnation. Seller has received no notice from any governmental authority that any condemnation or eminent domain proceeding has been filed or is contemplated against the Property.

                  (f) Insurance Requirements. Seller has not received notice from any insurance company currently insuring the Property that would require work to be performed on or about the Property as a condition to continuance or renewal of any policy of insurance on the Property.

         As used herein, the phrase "Seller's knowledge" means the actual present knowledge of Daniel Friedman, President of Seller, David Schonberger, Executive Vice President of Seller, and Don Craven, the Asset Manager assigned to the Garage on the Effective Date.

                                   ARTICLE 14
                                  MISCELLANEOUS

         14.1 HEADINGS; EXHIBITS. The headings of the various Articles and Sections of this Agreement have been inserted solely for purposes of convenience, are not part of this Agreement, and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement. All Schedules and Exhibits that are attached hereto are made a part hereof. All terms defined herein shall have the same meanings in the Schedules and Exhibits, except as otherwise provided therein.

         14.2 INVALIDITY. If any term, provision or condition of this Agreement is found to be or is rendered invalid or unenforceable, it shall not affect the remaining terms, provisions and conditions of this Agreement, and each and every other term, provision and condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         14.3 GOVERNING LAW. This Agreement shall, in all respects, be governed, construed, applied and enforced in accordance with the laws of the State of Ohio.

         14.4 NO THIRD PARTY BENEFICIARY. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions or remedies to any person or entity as a third party beneficiary under any statutes, laws, codes, ordinances, rules, regulations, orders, decrees or otherwise.

         14.5 ENTIRETY AND AMENDMENTS. This Agreement contains the entire agreement among the parties hereto with respect to its subject matter and supersedes all negotiations, prior discussions, agreements, letters of intent and understandings between Seller, Purchaser, and their respective employees, agents and representatives, all of same being merged herein and extinguished. This Agreement may be amended, modified and/or supplemented only by an instrument in writing executed by the party against whom enforcement is sought. This Agreement has been drafted through a joint effort of the parties and, therefore, shall not be construed in favor of or against either of the parties, but shall be construed in accordance with its fair meaning.

         14.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to physically form one document.

         14.7 EXTENSION OF PERFORMANCE. Whenever under the terms of this Agreement the time for performance of a covenant or condition falls upon a day that is not a Business Day, such time for performance shall be extended to the next Business Day. Otherwise, unless a provision of this Agreement specifically refers to Business Days, all references in this Agreement to days shall mean calendar days.

         14.8 TIME. Time is of the essence in the performance of each and every term, provision, and condition contained in this Agreement.

         14.9 ASSIGNMENT. This Agreement may not be assigned by Purchaser without the prior written consent of the Seller; provided, however, that Purchaser shall have the right and option, by written notice given to Seller at least five (5) Business Days prior to the Closing Date, to nominate another Person to take and hold title to the Property, and may thereupon assign its right, title, interest, obligations and liabilities under this Agreement to such Person, without Seller's consent, on the following conditions: (a) such assignment shall be by written instrument that conforms to the requirements of this Section 14.9 and provides for the full assumption by such Person of all obligations and liabilities of Purchaser under this Agreement, and (b) upon any such assignment, all references in this Agreement to "Purchaser" shall be deemed to refer only to such assignee, and all rights, obligations, and liability of the Purchaser named herein shall apply to and bind such assignee, and the written instrument referred to hereinabove shall so provide.

         14.10 CONFIDENTIALITY.

                  (a) Prior to Closing, the Confidential Information shall be treated as confidential, and shall be maintained confidential, except as otherwise required by law by Purchaser and its employees, agents, contractors, attorneys, representatives and such other parties as Purchaser may disclose same to in connection with its activities hereunder, any such disclosure to non-parties in all events to be subject to this confidentiality provision. Prior to Closing, Purchaser agrees to use such Confidential Information only for the purpose of this transaction, and for no other purpose, and to cause all parties to whom it may disclose Confidential Information to also so agree. Purchaser acknowledges that possession of Confidential Information relating to Seller may impose upon it and all others to whom such Confidential Information is disclosed the status of "Insider" (as defined under the securities law of the United States) with respect to securities of Seller governed by such laws, and Purchaser and such others shall not engage in any transactions in such securities during the term of this Agreement, nor thereafter for a period of three (3) years from the Effective Date.

                  (b) Purchaser shall not contact Aid Association for Lutherans, Seller's current Lender on the Property, without First Union's express written approval, which approval may be granted or denied in Seller's sole discretion.

         14.11 LIMIT OF TRUSTEE'S LIABILITY. Notwithstanding anything contained herein to the contrary, this Agreement is made and executed on behalf of Seller by its officers on behalf of the trustees thereof, and none of the trustees nor any additional or successor trustee hereunder appointed, nor any beneficiary, officer, employee or agent of Seller shall have any liability in his personal or individual capacity, but instead, all parties shall look solely to the property and assets of Seller for satisfaction of all claims of any nature in connection with this Agreement.

         14.12 SUCCESSORS AND ASSIGNS. All terms, covenants, conditions and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, devisees, executors, administrators, legal representatives, and permitted successors-in-interest and assigns.

         14.13 WAIVER.

                  (a) One or more waivers of any term, covenant or condition of this Agreement by any party shall not be construed as a waiver of any subsequent breach of the same or any other term, covenant or condition; nor shall any delay or omission by any party in seeking a remedy for any breach of this Agreement, or in exercising any right accruing to such party by reason of any such breach, be deemed a waiver by such party of its rights or remedies with respect to such breach.

                  (b) A party's consent to or approval of any act or omission by any other party which requires such consent or approval shall not be deemed to waive or render unnecessary the requirement for such consent or approval with respect to any subsequent similar act or omission.

                  (c) The failure of any party to insist upon the strict performance of any provision of this Agreement, or the failure of any party to exercise any right, option or remedy hereby reserved or granted, shall not be construed as a waiver for the future of any such provision, right, option or remedy, or as a waiver of any subsequent breach thereof, or as an alteration or modification of this Agreement.

                  (d) No provision of this Agreement shall be deemed to have been waived unless such waiver shall be in writing, signed by the party against whom such waiver is sought to be enforced.

                  (e) The receipt by any party of any amount of money or other property with knowledge of a breach of any provision of this Agreement shall not be deemed a waiver of such breach. No payment to or receipt by any party of a lesser amount than may be due it hereunder shall be deemed to be other than on account of the earliest amount then unpaid, nor shall any endorsement or statement on any check or in any letter accompanying any check or payment by a party to another party be deemed an accord and satisfaction, and any party may strike or disregard any such endorsement or statement and accept such check or payment without prejudice to such party's right to recover the balance of any amounts due, and such party may thereafter pursue any other right or remedy provided under this Agreement or at law or in equity.

         14.14 ATTORNEYS FEES. Notwithstanding the provisions of Article 10 hereof, if (x) any litigation is commenced between the parties concerning any provision of this Agreement or any rights or duties of any person or entity relative thereto, or (y) any party institutes any proceeding in any bankruptcy or similar court which has jurisdiction over any party (or any or all of its property or assets), then (xx) the party prevailing in such litigation, or (yy) the non-bankrupt party (as the case may be) shall be entitled, in addition to damages permitted under Article 10 hereof and such other and further relief as may be granted, to all costs incurred in enforcing and defending its rights and remedies under this Agreement, including but not limited to reasonable attorneys' fees, out-of-pocket costs and expenses, and court costs, together with interest on the foregoing from the date same are incurred until fully repaid at the rate of 18% per annum, or such lesser rate of interest as may from time to time be the maximum rate of interest which may, under the circumstances, be charged under applicable law.

         14.15 AGREEMENT NOT TO BE RECORDED. Seller and Purchaser agree that neither party will file this Agreement for record in the official real estate records of the county in which the Property is located.

         14.16 ESCROW INSTRUCTIONS. By executing this Agreement, Seller, Purchaser and Escrowee agree as follows:

                  (a) If any disagreement or dispute shall arise between the parties hereto and/or any other persons resulting in adverse claims and demands being made for the Deposit, whether or not litigation has been instituted, then and in any such event, Escrowee shall refuse to comply with any claims or demands on it and continue to hold the Deposit until Escrowee receives either (i) a written notice signed by both Seller and Purchaser directing the disbursement of the Deposit, or (ii) a final order of a court of competent jurisdiction, entered in a proceeding in which Seller, Purchaser and Escrowee are named as parties, directing the disbursement of the Deposit, in either of which events Escrowee shall then disburse the Deposit in accordance with said direction. Escrowee shall not be or become liable in any way or to any person for its refusal to comply with any such claims or demands until and unless it has received a direction of the nature described in
                           (i) or (ii) above, and upon (i) or (ii) above, Escrowee shall be released of and from all liability hereunder.

                  (b) Anything to the contrary notwithstanding, Escrowee, on notice to Seller and Purchaser, (i) may take such affirmative steps as it may, at its option, elect in order to terminate its duties as escrow agent hereunder including, but not limited to, the deposit of the Deposit with a court of competent jurisdiction and the commencement of an action for interpleader, the costs thereof to be borne by whichever of Seller or Purchaser is the losing party, or, (ii) in the event litigation between Seller and Purchaser over entitlement to the Deposit has commenced, may deposit the Deposit with the clerk of the court in which said litigation is pending. Upon the taking by Escrowee of either of the actions described in (i) or (ii) above, Escrowee shall be released of and from all liability hereunder except for any previous actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of its obligations under this Agreement, or involving gross negligence on the part of Escrowee.

                  (c) Seller and Purchaser acknowledge that Escrowee is acting solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to Seller or Purchaser for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of its obligations under this Agreement, or involving gross negligence. Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of its obligations of this Agreement or involving gross negligence on the part of Escrowee.

                  (d) A signed copy of this Agreement shall serve as escrow instructions to Escrowee, together with any additional instructions hereafter furnished by Seller and Purchaser, to the extent not inconsistent herewith.

                  (e) The validity and enforceability of this Agreement and of any amendment hereto as between Purchaser and Seller shall not be affected by whether or not the Escrowee shall have executed this Agreement.

         14.17 SURVIVAL. The following provisions of this Agreement shall survive the Closing and delivery and filing for record of the Seller Closing Documents, and shall not be merged therein or extinguished thereby: Articles 1, 6, 11, 12, 13 and 14 and Sections 2.1, 3.1 and 3.3; provided, however, that the provisions of Article 13 shall only survive for a period of one hundred eighty
(180) days following the Closing Date.

         14.18 EFFECTIVENESS. This Agreement is forwarded by Seller to Purchaser for its approval and execution upon the understanding and condition that it shall not become effective until (i) it is approved and executed by Seller, and
(ii) Escrowee receives the Deposit.



                     [PAGE 28, THE SIGNATURE PAGE, FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                 SELLER:

                                 FIRST UNION REAL ESTATE EQUITY AND
                                 MORTGAGE INVESTMENTS
                                 an Ohio business trust


                                 By: /s/ David Schonberger
                                     ------------------------------------
                                     David Schonberger, Executive
                                     Vice President


                                 PURCHASER:

                                 NORTHEASTERN SECURITY DEVELOPMENT CORP., a New York corporation


                                 By: /s/ Armand Lasky
                                     ------------------------------------
                                     Name:  Armand Lasky
                                            -----------------------------
                                     Title: President
                                            -----------------------------

                                 Attest: /s/ Jehoshua Graff
                                         --------------------------------
                                         Name:  Jehoshua Graff
                                                -------------------------
                                         Title: Secretary
                                                -------------------------


                                  R E C E I P T

         Receipt of a counterpart of the foregoing Agreement is hereby acknowledged, and the undersigned agrees to act as Escrowee in accordance with the provisions thereof.

                                 LANDAMERICA NATIONAL COMMERCIAL
                                 SERVICES


                                 By: /s/ Deborah Lawrence - Auten
                                     ------------------------------------
                                 Title: Vice President
                                        ---------------------------------

Date:  10/25/00
       ------------------------
Escrow No.:  64890
             ------------------



29